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                                                                    Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-73161 of NS Group, Inc. on Form S-8 of our report dated June 10, 2004, appearing in this Annual Report on Form 11-K of the NS Group Employees Retirement Savings Plan (formerly NS Group, Inc. Salaried Employees' Retirement Savings Plan) for the year ended December 31, 2003.

/s/ DELOITTE & TOUCHE LLP

Cincinnati, Ohio
June 21, 2004